UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 6, 2015

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

309 North Fifth Street Norfolk, NE	68701

(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

Supertel Hospitality, Inc. is filing this Current Report on Form 8-K in connection with its issuance of its 2014 Annual Report to Shareholders which includes a Chief Executive Officer letter that covers, among other things, certain matters related to strategic planning and other matters. This letter is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Additional Information

On May 6, 2015, Supertel will mail a definitive proxy statement for its annual shareholders meeting to be held on June 10, 2015 to shareholders of record as of April 29, 2015, the record date for the annual meeting. Shareholders of Supertel and other interested persons are advised to read the publicly available definitive proxy statement, filed with the SEC on April 27, 2015, and any amendments thereto, in connection with Supertel’s solicitation of proxies for the annual meeting. Shareholders will also be able to obtain copies of the proxy statement, without charge at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Supertel Hospitality, Inc, 1800 West Pasewalk Avenue, Suite 200, Norfolk, NE 68701.

Participants

Supertel and its directors, nominees for directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Supertel in connection with the annual meeting. Information regarding the officers, directors and nominees of Supertel is available in Supertel’s definitive proxy statement for the annual meeting to be held on June 10, 2015 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Forward Looking Statement

Certain matters within this Current Report on Form 8-K and the furnished exhibit are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Annual Report Letter dated May 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: May 6, 2015	By:	/s/ Corrine L. Scarpello
		Name:	Corrine L. Scarpello
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Annual Report Letter dated May 6, 2015.